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                                                                    EXHIBIT 99.2

      STATEMENT OF ACTING CHIEF FINANCIAL OFFICER UNDER 18 U.S.C. Section 1350

         I, Anita K. Ho, the acting chief financial officer of Alliance Fiber Optic Products, Inc. (the "Company"), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

         (i) the Quarterly Report of the Company on Form 10-QSB for the period ended March 31, 2003 (the "Report"), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

         (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                            /s/ Anita K. Ho
                                            ------------------------------------
                                            Anita K. Ho

                                            May 9, 2003

A signed original of this written statement required by Section 906 has been provided to Alliance Fiber Optic Products, Inc. and will be retained by Alliance Fiber Optic Products, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.